POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Jeremy R. Dorsett and David O’Reilly, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)        prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents  necessary or  appropriate  to  obtain  codes and  passwords enabling  the  undersigned  to  make electronic filings with the SEC of reports required by Section 16{a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2)        execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director  of Parkway Properties, Inc. (the "Company"), Forms 3,4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(3)        do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable  to  complete  and execute  any such Form 3, 4, or  5, complete  and execute  any amendment  or amendments  thereto, and file such form with  the United States Securities and Exchange Commission and any stock exchange or similar authority;

(4)        take any other  action of any type whatsoever in connection with  the foregoing which, in the opinion  of  such attorney-in-fact, may be of  benefit  to, in  the best interest  of, or  legally required  by, the undersigned, it being understood  that the documents executed by such attorney-in-fact  on behalf of the undersigned  pursuant to  this  Power  of  Attorney  shall be in such form  and  shall contain  such terms  and conditions as such attorney-in-fact  may approve in such attorney-in-fact's discretion; and

(5)        designate any person then serving as a director or officer of the Company to be an additional or substitute attorney-in-fact under this Power of Attorney with the same power and authority as if such person were named herein.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power  of substitution  or revocation, hereby ratifying  and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute  or substitutes, shall lawfully  do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of December 19, 2013.

Sign:	/s/ James A. Thomas________________

Print Name: James A. Thomas